Exhibit 5.1

McCarter & English, LLP Four Gateway Center 100 Mulberry Street Newark, NJ 07102-4056 www.mccarter.com

December 11, 2020

Canaccord Genuity LLC

Roth Capital Partners, LLC

As Representatives of the several Underwriters

c/o Canaccord Genuity LLC

99 High Street, 12th Floor,

Boston, Massachusetts 02110

c/o Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, California 92660

Re: Delcath Systems, Inc.

Ladies and Gentlemen:

Please be advised that this firm is counsel to Delcath Systems, Inc., a Delaware corporation (the “Company”). We have been requested to furnish you our opinion with respect to the issuance of 1,679,031 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) currently registered pursuant to the Registration Statement on Form S-3 (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on December 21, 2018 (File No. 333-227970).

The Shares are to be issued by the Company to Canaccord Genuity LLC and Roth Capital Partners, LLC (collectively, the “Underwriters”), pursuant to that certain Underwriting Agreement, dated December 9, 2020, between the Company and the Underwriters (the “Underwriting Agreement”). All terms not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

For purposes of this letter, we have examined (i) the Registration Statement, (ii) the Underwriting Agreement and (iii) the prospectus supplement, dated December 9, 2020 (the “Prospectus Supplement”).

In our capacity as counsel to the Company in connection with the matters referred to above, we have also examined copies of the following: (i) the Amended and Restated Certificate of Incorporation of the Company, as amended, (ii) the Amended and Restated By-laws of the Company and (iii) records of certain of the Company’s corporate proceedings as reflected in its minute books. We have also examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

Canaccord Genuity LLC

Roth Capital Partners, LLC

December 11, 2020

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company and public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

Based upon, assuming and subject to the validity of the information provided to us and the representations set forth in the Registration Statement, the Prospectus Supplement and the Underwriting Agreement (and in this regard we have assumed that such information and representations given or dated earlier than this opinion letter have remained accurate from such earlier date to the date of this opinion letter), it is our opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted (as described in the Registration Statement and the Prospectus Supplement).

2. The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company.

3. The Shares have been duly authorized and, when issued and paid for pursuant to the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and free of any preemptive rights arising by operation of the General Corporation Law of the State of Delaware (the “DGCL”) or rights of first refusal or other similar rights to subscribe for the Shares pursuant to the Company’s amended and restated certificate of incorporation, as amended, amended and restated bylaws or

Canaccord Genuity LLC

Roth Capital Partners, LLC

December 11, 2020

the DGCL, or under any material agreement listed in the exhibit index to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2019 filed with the Commission on March 25, 2020 and any quarterly report on Form 10-Q or current report on Form 8-K of the Company subsequently filed with the Commission (each, a “Material Agreement”).

4. The Registration Statement is currently effective under the Securities Act of 1933, as amended (the “Securities Act”), and no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued and no proceedings for that purpose have been instituted or, to our knowledge, threatened. Any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time required by Rule 424(b).

5. The Registration Statement and the Prospectus Supplement (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which we express no opinion), complied as of their respective effective or filing dates in all material respects as to form with the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

6. The Registration Statement, when it was filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

7. The execution, delivery and performance by the Company of, and the compliance by the Company with the terms of, the Underwriting Agreement and the issuance, sale and delivery of the Shares pursuant to the Underwriting Agreement do not (a) conflict with or result in a violation of any provision of law, rule or regulation or any rule or regulation of any securities exchange applicable to the Company or of the amended and restated certificate of incorporation, as amended, or amended and restated bylaws of the Company, (b) conflict with, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in or permit the termination or modification of, a Material Agreement, (c) conflict with or result in any breach or violation of or constitute a default under any order, writ, judgment or decree known to us to which the Company is a party or is subject, or (d) to our knowledge, result in the creation or imposition of any lien, claim or encumbrance on any of the assets or properties of the Company.

Canaccord Genuity LLC

Roth Capital Partners, LLC

December 11, 2020

8. To our knowledge, except as set forth in the Company’s filings with the Commission, there is (i) no claim, action, suit, proceeding, arbitration, investigation or inquiry, pending or threatened, before any Governmental Entity against the Company, or any of its officers, directors or employees (in connection with the discharge of their duties as officers, directors and employees), of the Company, or affecting any of its properties or assets and (ii) no indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character required to be filed as an exhibit to the Registration Statement, which is not filed as required by the Securities Act and the rules thereunder.

9. In connection with the valid execution, delivery and performance by the Company of the Underwriting Agreement, or the offer, sale, issuance or delivery of the Shares or the consummation of the transactions contemplated thereby, no consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, any Governmental Entity is required, other than (a) registration pursuant to the Securities Act, (b) approval for listing of the Shares on Nasdaq and (c) review and no objection from FINRA with respect to the terms of the sale of the Shares.

10. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus Supplement will not be, required to register as an Investment Company within the meaning of the Investment Company Act of 1940, as amended.

11. The information included in the Registration Statement and the Prospectus Supplement under the caption “Description of Capital Stock,” as such information has been revised and updated, to the extent that each of them constitutes matters of law, summaries of legal matters, documents referred to therein or legal conclusions, have been reviewed by us and fairly summarize the matters set forth therein in all material respects.

12. Except as set forth in the Registration Statement and the Prospectus Supplement, no holders of securities of the Company have rights to require the registration under the Securities Act of resales of such securities under any Material Agreement.

Canaccord Genuity LLC

Roth Capital Partners, LLC

December 11, 2020

We are qualified to practice law in the State of New York and do not purport to be experts on any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States. We express no opinion regarding any state securities laws or regulations. This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations and administrative and judicial interpretations as of the date hereof. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or regulations.

This opinion is rendered solely for your benefit and may not be relied upon by any person or entity other than the addressee hereof. Without our prior written consent, except in a legal proceeding regarding the contents hereof, this opinion may not be quoted in whole or in part or otherwise referred to in any report or document furnished to any person or entity. This opinion is limited to the matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated. We disclaim any requirement to update this opinion subsequent to the date hereof or to advise you of any change in any matter set forth herein.

Very truly yours,

McCARTER & ENGLISH, LLP